Exhibit 3.2.29

Examiner

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

	NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

	Paul F. McDonough, Jr., Esq.	Goodwin, Procter & Hoar 28 State Street Boston, MA 02109
name approved

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.      The name by which the corporation shall be know is:

MWB ASSOCIATES-MASSACHUSETTS, INC.

2.      The purposes for which the corporation is formed is as follows:

To engage in and carry on the business of owning, operating and managing nursing homes; and

To engage in and carry on any other business or other activity permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws, whether or not related to those referred to in the previous paragraph.

C ☐ P ☒ M ☐ RA☐

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2x11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

P.C.

3.	The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	NONE	NONE		$

Common	NONE	300,000	$1.00		$300,000

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

N/A

*5.	The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None.

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See attached pages 2A and 2B

*	If there are no provisions state “None”.

Article 6A. INDEMNIFICATION

1. Except as limited by law or as provided in Paragraphs 2 and 3, each Officer of this Corporation (and his heirs and personal representatives) shall be indemnified by this Corporation against all Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as an Officer of this Corporation or, at the request of this Corporation, as a director, officer, employee or other agent of any other organization.

2. No indemnification shall be provided to an Officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

3. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon this Corporation, no indemnification shall be provided to said Officer with respect to a matter if this Corporation has obtained an opinion of counsel that with respect to said matter said Officer did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation.

4. To the extent authorized by the Board of Directors or the stockholders, this Corporation may pay indemnification in advance of final disposition of a Proceeding, upon receipt of an undertaking by the person indemnified to repay such indemnification if it shall be established that he is not entitled to indemnification by an adjudication under Paragraph 2 or by an opinion of counsel under Paragraph 3 hereof.

5. For the purposes of this Article,

(a) “Officer” means any person who serves or has served as a director or in any other office filled by election or appointment by the stockholders of the Board of Directors;

(b) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

(c) “Expense” means any liability fixed by a judgment, order, decree, or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

2A

6. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

Article 6B. TRANSACTIONS WITH INTERESTED PERSONS

1. Unless entered into in bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

2. For the purposes of this Article, “Interested Person” means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization or this Corporation is any way interested.

3. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contrast or transaction or shall be accountable for any gain or profit realized form such contract or transaction.

4. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

Article 6C. STOCKHOLDERS’ MEETINGS

Meetings of Stockholders of this Corporation may be held anywhere in the United States.

Article 6D. AMENDMENT OF BY-LAWS

The By-Laws may provide that the Board of Directors as well as the stockholders may make, amend or repeal the By-Laws of this Corporation, except with respect to any provision thereof which by law, by these Articles or by the By-Laws requires action by the Stockholders.

Article 6E. ACTING AS A PARTNER

This Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

2B

7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation:

a.	The post office address of the initial principal office of the corporation of Massachusetts is:

Suite 2400, 28 State Street, Boston, MA 02109

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Michael W. Beavers	8205 Old Dominian Drive McLean, VA 22102

Treasurer:	Michael W. Beavers	8205 Old Dominian Drive McLean, VA 22102

Clerk:	L. Christine Bassett	20 West Gate Lane Cohasset, MA 02025

Directors:	Michael W. Beavers	8205 Old Dominian Drive McLean, VA 22102

	James E. Fay	4503 Romlon Street Beltsville, MD 20705

	L. Christine Bassett	20 West Gate Lane Cohasset, MA 02025

c.	The date initially adopted on which the corporation’s fiscal year ends is:

September 30th

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Last Thursday of January

e.	The name and business address of the resident agent, if any, of the corporation is:

N/A

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) the Articles of Organization this 25th day of October 1984

/s/ Illegible

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 26th day of October 1984.

Effective date

/s/ Michael J. Connolly
MICHAEL J. CONNOLLY
Secretary of State

[Date stamp]

[Attestation]

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO BE FILLED IN BY CORPORATION

TO:	Paul F. McDonough, Jr.
Goodwin, Procter & Hoar
28 State Street
Boston, MA 02109
Telephone: (617) 523-5700

FILING FEE: 1/20 OF 1/% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.

Copy Mailed	Stamped Nov 20 1984

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

REVIVAL CERTIFICATE

WHEREAS:

In compliance with the provisions of Section 108 of Chapter 156B of the Massachusetts General Laws, application in proper form having been seasonably made upon me, the Secretary of the Commonwealth, for revival of MWB Associates-Massachusetts, Inc. a domestic corporation organized October 26, 1984 under the authority of Chapter 156B of the Massachusetts General Laws, and dissolved under the provisions of Chapter 156B of the Massachusetts General Laws, and the required fee having been received and all other requirements of the Statutes having been complied with, I hereby declare that MWB Associates-Massachusetts, Inc. is revived for all purposes and without limitation of time with the same powers, duties and obligations as if the corporation had not been dissolved.

[SEAL]	Witness my hand this 2nd day of December in the year
of our Lord one thousand nine hundred and ninety-one

/s/ Michael J. Connolly
Secretary of State

[Logo]	COMMONWEALTH OF MASSACHUSETTS	DEPARTMENT OF REVENUE

Taxpayer Service

Certificate Units

215 Pine Street

Cambridge, MA 02142

                    October 29, 1991

MWB ASSOCIATES-MASSACHUSETTS, INC.

8000 TOWERS CRESCENT DRIVE

SUITE 220

VIENNA, VA 22182

CERTIFICATE OF GOOD STANDING

It is hereby certified by the Commissioner of Revenue of the Commonwealth of Massachusetts as of the above date, that the above named corporation is a domestic corporation organized in Massachusetts on October 26, 1984 and that said corporation is in good standing with respect to any and all returns due and taxes payable to the Commonwealth under General Laws, Chapter 62C, and the statutes referred to in Section 2 thereof.

This certificate does not certify the corporation’s standing as to unemployment insurance taxes under G.L.Ch. 151a or taxes under any other provisions or law.

No. 2798

By	/s/ Stephen P. Gallagher
Deputy Chief,
Taxpayer Assistance Bureau

THIS IS NOT A WAIVER OF LIEN ISSUED UNDER GENERAL LAWS, CHAPTER 62C, SECTION 52, AND CANNOT BE USED FOR SUCH PURPOSE.

5126 – 4315

Mitchell Adams	Mark [Illegible]
Commissioner	Deputy Commission

[LOGO]	The Commonwealth of Massachusetts Office of the Secretary of State Michael J. Connelly, Secretary One Ashburton Place, Boston, Massachusetts 02108	Federal Identification Number 04-2922207

APPLICATION FOR REVIVAL

(GENERAL LAWS, CHAPTER 156B, SECTION 10?)

1.)	NAME OF CORPORATION: MWB Associates – Massachusetts, Inc.

2.)	NAME OF APPLICANT: Steven M. Levine

3.)	ADDRESS OF APPLICANT: 8000 Towers Crescent Dr
Ste. 220, Vienna, VA 22181

4.)	STATE FULLY THE APPLICANT’S RELATIONSHIP TO OR INTEREST IN THE CORPORATION:

Treasurer/Secretary

5.)	DATE OF DISSOLUTION: 12/31/90

6.)	THE CORPORATION WAS DISSOLVED UNDER THE PROVISIONS OF CHAPTER 156B, SECTION: 101

7.)	DESCRIBE FULLY THE CIRCUMSTANCES LEADING TO THE DISSOLUTION OF THIS CORPORATION:

Failure to file General Reports for 1988, 1989 and 1990

8.)	DESCRIBE FULLY THE ACTIVITIES, IF ANY, OF THE CORPORATION SINCE DISSOLUTION:
Illegible

9.)	DOES THE APPLICANT SEEK A LIMITED OR GENERAL REVIVAL? IF LIMITED STATE FULLY THE REASON(S) THEREFORE, AND PERIOD OF THE TIME SOUGHT FOR REVIVAL:

General Revival

NOTE: THE CORPORATION IS REVIVED AS IT EXISTED IMMEDIATELY PRIOR TO DISSOLUTION. IF NON-PERMANENT INFORMATION, SUCH AS NAMES AND ADDRESSES OF RESIDENT AGENT OR DATE OF FISCAL YEAR HAVE BEEN CHANGED, THE CORPORATION MUST FILE THE APPROPRIATE FORM WITH THE SECRETARY OF THE COMMONWEALTH.

SUBSCRIBED THIS 9TH DAY OF August IN THE YEAR 1991

/S/ ILLEGIBLE
SIGNATURE OF APPLICANT

I hereby approve the within Application of Revival

and the filing fee in the amount of $100.00

having been paid, said Certificate is deemed to have been

filed with me this 2nd day of December, 1991

/s/ Michael J. Connolly
MICHAEL J. CONNOLLY	[Attestation]
Secretary of the Commonwealth

FEDERAL IDENTIFICATION NO. 04-2922207 Fee: $100.00

Examiner

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

APPLICATION FOR REVIVAL

(General Laws, Chapter 156B, Section 108

1.      Exact name of corporation is: MWB Associates-Massachusetts, Inc.

2.      Name of applicant is: Comprehensive Addiction Programs, Inc.

3.      Address of applicant is: 1175 Herndon Parkway, Suite 250, Herndon, VA 20170

4.      State fully the applicant’s relationship to, or interest in, the corporation:

Applicant is the sole shareholder of the corporation.

5.      The date of dissolution of the corporation is: August 31, 1998

6.      The corporation was dissolved under the provisions of General Laws, Chapter 156B, Section 108

7.      Describe fully the circumstances leading to the dissolution of this corporation:

Corporation failed to file Annual Reports.

P.C.

8.	Describe fully the activities, if any, of the corporation since dissolution:

None. The corporation has no operations, its merely the sole stockholder of Stonehedge Convalescent Center, Inc., a Massachusetts corporation that is the 1% general partner of Stonehedge Convalescent Center Limited Partnership, a Massachusetts limited partnership.

9.	Does the applicant seek a limited or general revival? If limited, state fully the reason(s) therefore, and period of time (not to exceed one year) sought for the revival:

General Revival

SIGNED UNDER THE PENALTIES OF PERJURY, this 17th day of December, 2002,                     /s/ Illegible                    , Signature of Applicant.

[Attestation]

I hereby approve the within Application for Revival and, the filing fee in the amount of $100 having been paid, said application is deemed to have been filed with me this 9th day of Jan., 2002

[Date stamped Jan. 2003]

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

The Commonwealth of Massachusetts

Secretary of the Commonwealth

State House, Boston, Massachusetts 02133

              [Seal]

William Francis Galvin

      Secretary of the

      Commonwealth

REVIVAL CERTIFICATE

Whereas:

In compliance with the provisions of Section 108 of Chapter 156B of the Massachusetts General Laws, application in proper form having been seasonably made upon me, the Secretary of the Commonwealth, for revival of MWB ASSOCIATES-MASSACHUSETTS, INC. a domestic corporation organized on October 26, 1984 under Chapter 156B of the Massachusetts General Laws, and dissolved under the provisions of Chapter 156B of the Massachusetts General Laws, and the required fee having been received and all other requirements of the statutes having been complied with, I hereby declare that said corporation is revived for all purposes and without limitation of time with the same powers, duties and obligations as if the corporation had not been dissolved.

[SEAL]	In testimony of which,
I have hereunto affixed the
Great Seal of the Commonwealth
on the date first above written.

/s/ William Francis Galvin
Secretary of the Commonwealth

This is not a tax clearance. Certificates certifying that all taxes due and payable by the corporation have been paid or provided for are issued by the Department of Revenue.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	FORM MUST BE TYPED

Annual Report for Domestic

and Foreign Corporations

(General Laws Chapter 156D Section 16.22; 950 CMR 133.56)

(1)	The exact name of the corporation is MWB Associates-Massachusetts, Inc.

(2)	The corporation is organized under the laws of Massachusetts

(3)	The street address of the corporation’s registered office in the commonwealth is:

5 Redlands Road, West Roxbury, MA 02132

(number, street, city or town, state, zip code)

(4)	The name of the registered agent at the registered office is Bill Brinkert.

(5)	The street address of the corporation’s principal office is:

105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

(number, street, city or town, state, zip code)

(6)	Provide the name and business address of the officers specified below and the directors of the corporation.

President: Jerry Rhodes, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Treasurer: Kevin Hogge, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Secretary: Kevin Hogge, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Chief Executive Officer:

Chief Financial Officer: Kevin Hogge, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Directors: Kathleen Sylvia, Jerry Rhodes and Kevin Hogge

Address for all directors: 105 N. Bascom Ave., 2nd Floor

San Jose, CA 95128

(7)	Briefly describe the business of the corporation:

Health care

(8-9)	The capital stock of each class and series

	TOTAL AUTHORIZED BY ARTICLES OF ORGANIZATION OR AMENDMENTS	TOTAL ISSUED AND OUTSTANDING
CLASS OF STOCK	Number of Shares Total Par Value	Number of Shares
COMMON:	300,000	1,000
PREFERRED:	0	0

(10)	Check if the stock of the corporation is publicly traded. ☐

(11)	Date of the fiscal year end is September 30, 2004

                                                         (month, day, year)

Signed by	/s/ Kevin Hogge
(signature of authorized individual)

(Please check appropriate box)

☐ Chairman of the Board of Directors

☐ Incorporator

☒ Other Officer

☐ Court Appointed Fiduciary

on this 21st day of September of 2004.